Exhibit 5.2

Baker & McKenzie LLP 452 Fifth Avenue New York, NY 10018 United States Tel: +1 212 626 4100 Fax: +1 212 310 1600 www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta*

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East

& Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh*

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

Latin America

Bogota

Brasilia**

Buenos Aires

Caracas

Guadalajara

Juarez

Lima

Mexico City

Monterrey

Porto Alegre**

Rio de Janeiro**

Santiago

Sao Paulo**

Tijuana

Valencia

North America

Chicago

Dallas

Houston

Miami

New York

Palo Alto

San Francisco

Toronto

Washington, DC

* Associated Firm

** In cooperation with
Trench, Rossi e Watanabe
Advogados

August 10, 2015

Benitec Biopharma Limited

F6A/1115 Barr Street

Balmain

Sydney NSW 2041

Australia

We have acted as special United States counsel for Benitec Biopharma Limited, an Australian corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form F-1, Registration No. 333-205135 (as amended through the date hereof, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of up to 43,125,000 Ordinary Shares, no par value (the “Shares”) represented by 2,156,250 American Depositary Shares (the “ADSs”), and warrants to purchase up to 603,750 ADSs (the “Warrants”) representing 12,075,000 Ordinary Shares.

We have reviewed the Registration Statement and the forms of ADS Warrant Agent Agreement to be entered into between the Company and The Bank of New York Mellon as Warrant Agent (the “Warrant Agent”) relating to the issuance of the Warrants (the “Warrant Agreement”), and we have examined the originals, or photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

We have assumed that (i) the Company has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation (to the extent that concept of good standing or such equivalent concept exists under the laws of such jurisdiction), and (ii) all corporate proceedings taken by the Company in connection with the authorization, registration, issuance and sale of the Ordinary Shares, the ADSs and the Warrants have been duly taken by the Company.

Based upon and subject to the foregoing, we are of the opinion that upon (i) the due execution and delivery of the Warrant Agreement by the Company and the Warrant Agent and (ii) the issuance and sale of the Warrants in the manner referred to in the Registration Statement, the Warrants will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, moratorium, and other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

The opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP